EMPLOYMENT AGREEMENT

         This Agreement is entered into between Alan Kobran ("Employee") and ICOA, Inc. ("Company") as of July ___, 2005, upon the following terms and conditions:

     1. Duties; At-Will Employment. Employee will perform for Company such duties as may be designated by Company from time to time. Employee is hereby retained by Company for no specified term, and may be terminated by Company at any time, with or without cause, and with or without notice. Similarly, Employee may terminate Employee's employment with Company at any time, with or without cause, and with or without notice.

     2. Compensation. In exchange for the services Employee will perform for Company, the Company agrees to provide the following compensation to Employee:

     2.1 Salary. Employee shall be paid an annual salary of $120,000, payable semi-monthly.

     2.2 Severance. In the event that Employee's employment is terminated involuntarily without Cause prior to June 30, 2006, or if the Employee's employment is Constructively Terminated, as hereinafter defined, Employee will be entitled to a severance payment equivalent to the salary rate specified in
Section 2.1 or such salary rate as Employee is being paid just prior to the date of termination, whichever is greater, plus the highest amount of any cash bonus paid to Employee through June 30, 2006 (pro rata for the period since such bonus), to be payable by lump sum upon separation of employment. In addition, in the event Employee's employment is terminated involuntarily without Cause any time after June 30, 2006, Employee shall be paid a severance payment equal such amount as is provided for other senior management of Company, by lump sum upon separation of employment. "Cause" means (i) incompetence, fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Employee in the course of his or her employment or services, (ii) a Employee's engagement in conduct that is materially injurious to the Company,
(iii) a Employee's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or an Affiliate's reputation or business; (iv) public or consistent drunkenness by a Employee or his illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of a Employee's duties to the Company; or (v) willful failure by a Employee to follow the lawful directions of a superior officer or the Board. For purposes of this Agreement, Constructive Termination means the material failure of the Company to comply with its obligations under this agreement, any reduction of Employee's responsibilities or authority without his consent, relocation of Employee's principal place of business more than 25 miles from his existing place of business, a reduction in compensation without Employee's consent or Employee's termination for qualifying or disclaiming certifications or withholding certifications where Employee believes and timely documents the reasons why, in his professional opinion, it is not appropriate to give the certifications the Company or third parties seek.

     2.3 Benefits. Employee is eligible for bonus plan participation, group health insurance, 401(k) plan participation, vacation/PTO, expense reimbursement and other benefits as they are offered to senior management of the Company. The Company shall issue Employee a stock option grant for 1.2 million shares of the Company's common stock, under the Company's 2005 Stock Incentive Plan, effective on the date hereof.

     3. Confidentiality and Proprietary Information. Employee and the Company agree that the following confidentiality and proprietary information terms and conditions shall govern their relationship:

     3.1 Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean valuable information concerning Company's business which is not generally known to the public and is disclosed to Employee during the period of and pursuant to the scope of his employment with Company. "Confidential Information" shall include trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, schematics, software source documents, contracts, customer lists, financial information, and sales and marketing plans and information.

     3.2 Confidentiality Obligations. Employee agrees to use Confidential Information, and to use reasonable care to disclose Confidential Information only to those persons who need to know such Confidential Information, for the purpose of performing his duties of employment to the Company.

     3.3 Exclusions from Confidentiality Obligations. Employee's obligations under Section 3.2 ("Confidentiality Obligations") with respect to any portion of Confidential Information shall not apply to such portion that Employee can demonstrate that: (a) was known to Employee at the time of disclosure, (b) was publicly known at or subsequent to the time such portion was communicated to Employee by Company through no fault of Employee; (c) was in Employee's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Employee by Company; (d) was developed by Employee independently of and without reference to any of the Confidential Information communicated to Employee by Company; (e) was required to be disclosed in response to a valid order by a court or other governmental body or to establish the rights of either party under this Agreement, or (f) was approved for release by written authorization of Company.

     3.4 Ownership of Materials. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs and lists) furnished to Employee by Company, and which are designated in writing to be the property of Company, shall remain the property of Company. Employee shall return to Company or destroy such materials and all copies thereof upon the written request of Company.

     3.5 Term. This Agreement shall govern all communications from Company to Employee that are made during the period from the Effective Date to the date upon which Employee's employment with Company ceases, provided, however, that Employee's obligations under Section 3.2 ("Confidentiality Obligations") with respect to Confidential Information which Employee has received prior to the termination of Employee's employment shall continue for one (1) year after the date of such termination of employment unless terminated earlier pursuant to
Section 3.3 ("Exclusions from Confidentiality Obligations").

     4. No Conflict of Interest. During Employee's period of employment by Company and for one year thereafter (except where Employee is terminated involuntarily without Cause or is Constructively Terminated), Employee will not engage in employment with a company that directly competes with the Company.

     5. Survival. Other than Section 2 ("Compensation"), this Agreement: (a) shall survive Employee's employment by Company, to the extent delineated herein;
(b) does not in any way restrict Employee's right or the right of Company to terminate Employee's employment at any time, for any reason or for no reason;
(c) inures to the benefit of successors and assigns of Company; and (d) is binding upon Employee's heirs and legal representatives.

     6. No Solicitation. During the term of Employee's employment with Company and for a period of twelve months thereafter, Employee will not solicit, encourage, or cause others to solicit or encourage any employees, independent contractors, or clients of Company to terminate their employment, contractual, or client relationship with Company.

     7. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices shall be sent to such address as either party may designate in writing to the other.

     8. Disputes; Governing Law.

                   (a) Any and all disputes arising out of or in any way related to Employee's employment with, or separation from, Company, as well as any and all disputes or claims arising out of or in any way related to this Agreement, including, without limitations, fraud in the inducement of this Agreement, or relating to the general validity or enforceability of this Agreement, shall be submitted to final and binding arbitration before an arbitrator of the American Arbitration Association, Providence, Rhode Island, in accordance with the rules of that body governing commercial disputes, and prevailing party shall be entitled to reasonable costs and attorneys' fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  (b) This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of Rhode Island, as such laws are applied to agreements entered into and to be performed entirely within Rhode Island between Rhode Island residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in Rhode Island, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in Rhode Island, such personal jurisdiction shall be nonexclusive.

     9. Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

     10. Waiver; Amendment; Modification. The waiver by either party of a term or provision of this Agreement, or of a breach of any provision of this Agreement, shall not be effective unless such waiver is in writing signed by the party against whom enforcement is sought. No waiver by either party of, or consent by either party to, a breach by the other party, will constitute a waiver of, consent to or excuse of any other or subsequent breach by such party. This Agreement may be amended or modified only with the written consent of both parties. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

     11.  Entire  Agreement.   This  Agreement   represents   Employee's  entire
understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

         Agreed and acknowledged as of the date first written above.

Linkspot Networks, Inc.                              Alan Kobran



By:                                        Signature:
    -----------------------------------               --------------------------

Richard Schiffmann
President